UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 3, 2016 (September 28, 2016)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 28, 2016, Kimball Electronics, Inc. (the “Company”) agreed to a modification (the “Amendment”) of the credit agreement dated as of October 31, 2014 among the Company and JPMorgan Chase Bank, National Association, as administrative agent, and other lenders party thereto (the “Lenders”), which was originally filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 3, 2014 (the “Credit Agreement”). The Amendment will allow additional flexibility with respect to supply chain financing and stock repurchases by modifying the following sections:

•
Section 6.05, Sale of Assets, is modified to allow the sale on a non-recourse basis of the Company’s accounts receivable not to exceed 20% of the Company’s consolidated sales for the four-quarter period then ending. This limit was previously $40 million at any time.

•
Section 6.07, Restricted Payments, is modified to increase the amount of share repurchases to either unlimited or up to $25 million on a trailing four quarters basis, depending upon the Company’s adjusted leverage ratio as defined and calculated under the Credit Agreement and Amendment. The previous limit for share repurchases was $20 million for the term of the credit agreement.

The foregoing description of the Amendment to the Credit Agreement is only a summary of the Amendment. For the complete text of the Amendment, see the Amendment filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K related to Amendment to the Credit Agreement is incorporated by reference in this Item 2.03.
Item 8.01 Other Events
On September 29, 2016, the Board of Directors of the Company (the “Board”) approved a resolution to authorize an increase and extension of the Company’s current eighteen (18)-month stock repurchase program, which was initially authorized on October 21, 2015 (the “Plan”), to allow the repurchase of up to an additional $20 million of the Company’s common stock and allow the Plan not to expire. However, the Plan may be suspended or discontinued at any time. The Company’s press release announcing the share repurchase program is attached on Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	First Amendment to Credit Agreement, by and among Kimball Electronics, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
99.1	Press Release dated September 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: October 3, 2016

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to Credit Agreement, by and among Kimball Electronics, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
99.1	Press Release dated September 29, 2016